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                                                                     EXHIBIT 4.1

                              HCI ACQUISITION CORP.

                             STOCKHOLDERS AGREEMENT

            THIS STOCKHOLDERS AGREEMENT (this "Agreement") is made as of March 31, 2004, by and among (i) HCI Acquisition Corp., a Delaware corporation ("HCI"), (ii) Code Hennessy & Simmons IV LP ("CHS" and, together with any partner or an affiliated fund of CHS and any other co-investor of such funds (including Randolph Street Partners VI) set forth from time to time on the attached Schedule of Stockholders under the heading "CHS Group" that at any time acquires securities of the Company in accordance with the terms hereof and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement, the "CHS Group"), (iii) Ontario Teachers' Pension Plan Board, an Ontario corporation ("Teachers", and together with each Person within the CHS Group, the "Investors"), (iv) each executive employee on the attached Schedule of Stockholders under the heading "Executives" and any other executive employee of the Company or its Subsidiaries who, at any time, acquires securities, or options to acquire securities, of the Company in accordance with the terms hereof and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement (each, an "Executive" and collectively, the "Executives"), (v) HarbourVest Partners VI - Direct Fund, L.P., a Delaware limited partnership ("HarbourVest"), and (vi) each of the other Persons set forth from time to time on the attached Schedule of Stockholders under the heading "Other Investors" who, at any time, acquires securities of the Company in accordance with the terms hereof and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement (each, an "Other Investor" and collectively, the "Other Investors"). The Investors, the Executives, HarbourVest and the Other Investors are collectively referred to as the "Stockholders" and individually as a "Stockholder." Capitalized terms used herein and not otherwise defined are defined in Section 9 hereof.

            HCI, The Hillman Companies, Inc., a Delaware corporation ("Hillman"), and the stockholders and optionholders of Hillman have entered into the Agreement and Plan of Merger, dated as of February 14, 2004 (the "Merger Agreement"), pursuant to which HCI will be merged with and into Hillman on the date hereof (the "Merger") with Hillman being the surviving corporation in the Merger (the surviving corporation in the Merger being hereinafter referred to as the "Company").

            Effective upon the consummation of the Merger and without any action by HCI, Hillman, the Company or the Stockholders, the Company, as the surviving corporation in the Merger, will assume all of HCI's obligations, and become entitled to all of HCI's rights, under this Agreement.

            In connection with the consummation of the Merger, the Investors and HarbourVest acquired shares of the Common Stock and Preferred Stock pursuant to the HCI Securities Purchase Agreement, dated as of the date hereof, by and among HCI, the Investors and HarbourVest (the "Securities Purchase Agreement").

            HCI and each Executive are parties to an Executive Securities Agreement dated as of the date hereof (such agreements, together with any similar agreements entered into after the

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date hereof with any Executives, the "Executive Securities Agreements"), pursuant to which each Executive shall acquire certain shares of the Common Stock and options exercisable for, and/or shares of, Preferred Stock upon consummation of the Merger.

            The Company and the Stockholders desire to enter into this Agreement for the purpose, among others, of (i) limiting the manner and terms by which shares of capital stock in the Company may be transferred and (ii) assuring continuity in the ownership of the Company. The execution and delivery of this Agreement is a condition to the Investors' and HarbourVest's purchase of Common Stock and Preferred Stock pursuant to the Securities Purchase Agreement.

            In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

            1. Representations and Warranties. Each Stockholder hereby represents and warrants that (a) such Stockholder will, upon the consummation of the transactions contemplated in connection herewith, be the record owner of the amount of Stockholder Shares set forth opposite its name on the Schedule of Stockholders attached hereto, (b) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, and
(c) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

            2.    Board of Directors.

            (a) From and after the date hereof and until the provisions of this Section 2(a) cease to be effective, each Stockholder shall vote all of his Stockholder Shares which are voting shares and any other voting securities of the Company over which such Stockholder has voting control and shall take all other necessary or desirable actions within his or its control (whether in his capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

                  (i) the authorized number of directors on the board of directors of the Company (the "Board") shall be established at seven directors;

                  (ii)  the following individuals shall be elected to the Board:

                  (A) three director representatives designated by the holders of a majority of the CHS Shares (the "CHS Directors"), who shall initially be Peter M. Gotsch, Andrew W. Code and Mark A. Dolfato;

                  (B) one director representative designated by Teachers (the "Teachers Director"), who shall initially be J. Mark MacDonald;

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                  (C)   one director representative who shall be the chief
            executive officer of the Company (the "Executive Director") and who shall initially be Max W. Hillman, Jr.;

                  (D) up to two director representatives, who shall not be members of the Company's management, employees or officers of the Company or its Subsidiaries or of any member of the CHS Group, Teachers, or of an Affiliate of any member of the CHS Group or Teachers (the "Independent Directors"), and who shall be designated by CHS, subject to Teachers' approval (which approval shall not be unreasonably withheld).

                  (iii) the composition of the board of directors of each of the Company's Subsidiaries (a "Sub Board") shall consist of the CHS Directors, the Teachers Director and the Executive Director, unless otherwise agreed by CHS and Teachers; provided, that as of the date of this Agreement, the board of directors of all of the Company's Subsidiaries (other than the Investment Company and The Hillman Group, Inc., a Delaware corporation) shall consist of those individuals appointed at the Closing, subject to CHS' and Teachers' respective right to appoint CHS Directors or a Teachers Director at any time hereafter in its sole discretion in accordance with the terms of this Section 2(a)(iii);

                  (iv) the Board shall establish an audit committee and a compensation committee, which shall, except as otherwise provided by applicable law or the rules or regulations of any exchange which lists the Company's securities, be composed of two CHS Directors and one Teachers Director;

                  (v) the Board shall establish an executive committee, which shall be composed of three CHS Directors, one Teachers Director and the Executive Director;

                  (vi) except as otherwise provided herein, the composition of each committee of the Board (if any) shall be proportionately equivalent to that of the Board;

                  (vii) the removal from the Board or a Sub Board (with or without cause) of (A) any representative designated under Section 2(a)(ii)(A) shall be at the written request of the holders of a majority of the CHS Shares and (B) any representative designated under Section 2(a)(ii)(B) shall be at the written request of Teachers, but in each of clauses (A) and (B), only upon such written request and under no other circumstances;

                  (viii) if the Executive Director ceases to be the chief executive officer of the Company, he shall be removed as a director of the Board and any Sub Board promptly after his employment as the chief executive officer of the Company ceases;

                  (ix) the removal from the Board or a Sub Board (with or without cause) of any Independent Director designated under Section 2(a)(ii)(D) shall be at the written request of the holders of a majority of the CHS Shares, but only upon such written request and under no other circumstances; and

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                  (x)   in the event that any representative designated
      hereunder by the holders of a majority of the CHS Shares or Teachers ceases to serve as a member of the Board or a Sub Board during his term of office, the resulting vacancy on the Board or the Sub Board shall be filled by a representative designated by the Investor initially entitled to appoint such director hereunder and such appointment shall be made immediately upon notice from any such Investor to the Company (including for this purpose by e-mail or facsimile).

            (b) From and after a Public Offering and for so long as each of the CHS Group and its Affiliates (other than portfolio companies of CHS and its affiliated funds) and Teachers and its Affiliates, respectively, continue to own in the aggregate in excess of 10% of the outstanding Common Stock, Teachers and the CHS Group, respectively, shall use their commercially reasonable efforts to:

                  (i) cause to be nominated, in connection with each stockholder solicitation relating to the election of directors to the Board, (A) the Independent Directors of the Company serving immediately prior to the Public Offering and (B) such number of directors designated by the CHS Group that is in proportion to the amount by which the number of shares of Common Stock held by the CHS Group and its Affiliates (other than portfolio companies of CHS and its affiliated funds) bears to the total number of shares of Common Stock then outstanding (rounded to the nearest whole number);

                  (ii) cause the authorized number of directors of the Board to be increased to the extent necessary to implement the provisions of
      Section 2(b)(i); and

                  (iii) vote the Stockholder Shares which each such Person holds in favor of the election of such nominated designees; provided, that "independent directors" shall be included on the Board to the extent required by applicable law or the rules or regulations of any exchange which lists the Company's securities or as otherwise agreed in writing between the holders of a majority of the CHS Shares and Teachers.

            (c) From and after a Public Offering and for so long Teachers and its Affiliates and the CHS Group and its Affiliates (other than portfolio companies of CHS and its affiliated funds), respectively, continue to own in the aggregate in excess of 10% of the outstanding Common Stock, Teachers and the CHS Group, respectively, shall use their commercially reasonable efforts to:

                  (i) cause to be nominated, in connection with each stockholder solicitation relating to the election of directors to the Board, (A) the Independent Directors of the Company serving immediately prior to the Public Offering and (B) such number of directors designated by Teachers that is in proportion to the amount by which the number of shares of Common Stock held by Teachers and its Affiliates bears to the total number of shares of Common Stock then outstanding (rounded to the nearest whole number);

                  (ii) cause the authorized number of directors of the Board to be increased to the extent necessary to implement the provisions of
      Section 2(c)(i); and

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                  (iii) vote the Stockholder Shares which each such Person holds in favor of the election of such nominated designees; provided, that "independent directors" shall be included on the Board to the extent required by applicable law or the rules or regulations of any exchange which lists the Company's securities or as otherwise agreed in writing between the holders of a majority of the CHS Shares and Teachers.

            (d) The Company shall pay or reimburse the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board, any Sub Board and any committee thereof. Any director fees or other compensation payable with respect to any Teachers Director shall be paid to Teachers.

            (e) The Company shall allow two additional representatives designated by CHS and one additional representative designated by Teachers (collectively, the "Observers") to be present (whether in person or by telephone) at all meetings of the Board; provided that, the Observers shall not be entitled to vote at such meetings; and further provided that, the Observers shall not be entitled to attend such meetings if the Board determines that the attendance of the Observers would jeopardize the attorney-client privilege. The Company shall send to the Observers all of the notices, information and other materials that are distributed to the members of the Board including copies of the minutes of all meetings of the Board. If the Company proposes to take any action by written consent in lieu of a meeting of the Board, the Company shall give notice thereof to the Observers at the same time and in the same manner as notice is given to the members of the Board. CHS and Teachers (as the case may be) shall provide to the Company the identity and address of, or any change with respect to the identity or address of, the Observers. The Company shall reimburse the Observers for the reasonable out-of-pocket expenses of such representative incurred in connection with the attendance at such meetings.

            (f) The rights of Teachers under Sections 2(a) and (e) hereof shall terminate at the time when it and its Affiliates in the aggregate hold Stockholder Shares and shares of Investment Company Preferred Stock with an aggregate Original Cost to Teachers of less than $25,000,000, and thereafter the directors with respect to which Teachers had the right to designate shall be subject to election and removal in accordance with the Company's charter, bylaws and applicable law.

            (g) The rights of the CHS Group under Sections 2(a) and (e) shall terminate at the time when the CHS Group and its Affiliates (other than portfolio companies of CHS and its affiliated funds) in the aggregate hold Stockholder Shares and shares of Investment Company Preferred Stock with an aggregate Original Cost to the CHS Group of less than $45,000,000, and thereafter the directors with respect to which the CHS Group had the right to designate shall be subject to election and removal in accordance with the Company's charter, bylaws and applicable law.

            (h) The provisions of this Section 2 shall terminate automatically and be of no further force and effect upon the consummation of a Public Offering or a Sale of the Company; provided, however, that the provisions of Sections 2(b) and 2(c) shall survive the consummation of a Public Offering, but shall terminate if either the CHS Group and its Affiliates (other than portfolio companies of CHS) or Teachers and its Affiliates cease to own in the aggregate in excess of 10% of the outstanding Common Stock.

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            (i)   If any party fails to designate a representative to fill a directorship pursuant to the terms of this Section 2, the individual previously holding such directorship shall be elected to such position, or if such individual fails or declines to serve as a director, the election of an individual to such directorship shall be accomplished in accordance with the Company's charter, bylaws and applicable law; provided that the party entitled to designate such directorship has received at least 10 days prior written notice of such failure and has not designated a representative prior to any such election, and provided, further, that the Stockholders shall vote to remove such individual if the party which failed to designate such directorship so directs.

            3.    Irrevocable Proxy; CHS Group Voting.

            (a) Irrevocable Proxy. In order to secure each Executive's obligation to vote his Stockholder Shares and other voting securities of the Company in accordance with the provisions of Section 2 hereof, each Executive hereby appoints CHS as his true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of his Stockholder Shares and other voting securities of the Company for the election and/or removal of directors and all such other matters as expressly provided for in Section 2. CHS may exercise the irrevocable proxy granted to it hereunder at any time any Executive fails to comply with the provisions of this Agreement. The proxies and powers granted by each Executive pursuant to this Section 3(a) are coupled with an interest and are given to secure the performance of each Executive's obligations to the Investors under this Section 2. Such proxies and powers shall be irrevocable for the term set forth in Section 2(h) of this Agreement and shall survive the death, incompetency, disability or bankruptcy of such Executive and the subsequent holders of his Stockholder Shares.

            (b) CHS Group Voting. Prior to the consummation of an initial Public Offering, all members of the CHS Group (other than CHS and CHS Associates IV LP) agree to vote their Stockholder Shares as directed by CHS on all matters with respect to which holders of Stockholder Shares are entitled to vote.

            4.    Restrictions on Transfer of Securities.

            (a) Transfer of Stockholder Shares. No holder of Stockholder Shares may sell, transfer, assign, pledge or otherwise dispose of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest (legal or beneficial) in any Stockholder Shares (a "Transfer"), except Transfers pursuant to and in accordance with the provisions of Section 4(b), Section 4(c), Section 5 or Section 6 of this Agreement or as contemplated under the Executive Securities Agreements; provided that in no event shall any Transfer (other than a Transfer made pursuant to Sections 4(b) or 4(c)) be made without the prior written consent of (i) a majority of the Board, in the case of a Transfer by a Holder (other than the CHS Group and Teachers), (ii) CHS, in the case of a Transfer by Teachers and (iii) Teachers, in the case of a Transfer by a member of the CHS Group; and provided, further, that any such written consent shall not be unreasonably withheld.

            (b)   Permitted Transfers. The restrictions set forth in this
Section 4 shall not apply with respect to any Transfer made (i) pursuant to the terms of any Executive Securities Agreement between the Company and any of its executives, (ii) in the case of any holder of

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Stockholder Shares who is an individual, pursuant to applicable laws of descent and distribution or to such holder's legal guardian in the case of any mental incapacity or among such holder's Family Group, (iii) in the case of any holder of Stockholder Shares which is an entity, among its Affiliates or (iv) in an Approved Sale. The restrictions contained in this Section 4 will continue to be applicable to Stockholder Shares after any Transfer under this Section 4 and the transferees of such Stockholder Shares will agree in writing to be bound by the provisions of this Agreement upon or prior to any such Transfer. Any transferee of Stockholder Shares pursuant to a transfer in accordance with the provisions of this Section 4(b) is herein referred to as a "Permitted Transferee." No less than 10 days prior to the Transfer of Stockholder Shares pursuant to this
Section 4(b), the proposed transferee(s) shall deliver a written notice to the Company, which notice shall disclose in reasonable detail the identity of such transferee.

            (c) Transfers to CHS and Teachers. Prior to any sale or other Transfer of Stockholder Shares by any Stockholder (other than a member of the CHS Group or Teachers) (the "Transferring Stockholder") to either any member of the CHS Group or Teachers (the "Transferee Investor"), the Transferring Stockholder shall give written notice (the "Investor Sale Notice") of the price and other material terms of such sale or other Transfer to whichever of CHS or Teachers is not the Transferee Investor in such sale or other Transfer (the "Other Investor"). The Other Investor may, within 15 days following receipt of the Investor Sale Notice, give to the Transfering Stockholder and the Transferee Investor a written notice indicating that it desires to purchase or otherwise acquire a portion of the Stockholder Shares being sold or Transferred in such sale or other Transfer in accordance with the terms of this Section 4(c). If the Other Investor elects to purchase or otherwise acquire Stockholder Shares in such sale or other Transfer, the Other Investor will be entitled to purchase or otherwise acquire in the proposed sale or other Transfer, at the same price and on the same terms and conditions, an amount of Stockholder Shares of the type proposed to be sold or Transferred equal to the product of (i) the quotient determined by dividing (x) the amount of such class of Stockholder Shares (considering all classes of Common Stock to be in the same class of Stockholder Shares) owned by the Other Investor by (y) the aggregate amount of such class of Stockholder Shares (considering all classes of Common Stock to be in the same class of Stockholder Shares) owned by the Transferee Investor and the Other Investor, multiplied by (ii) the amount of such class of Stockholder Shares (considering all classes of Common Stock to be in the same class of Stockholder Shares) to be sold or Transferred in such contemplated sale or Transfer.

            (d) No Transfers to Competitors. Notwithstanding anything herein to the contrary, no Transfer shall be made to a Person determined by the Board to be a competitor of the Company or any of its Subsidiaries.

            (e) Termination. The provisions of this Section 4 will terminate automatically and be of no further force and effect upon the first to occur of
(i) the consummation of a Sale of the Company and (ii) the consummation of a Public Offering.

            5.    Participation Rights.

            (a) Prior to any sale (a "Sale") of Stockholder Shares by any Investor or HarbourVest (the "Transferring Investor"), the Transferring Investor shall give written notice of the price and other material terms of the Sale (a "Sale Notice") to the Company and the other

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Stockholders (collectively, the "Other Stockholders"). Each Other Stockholder
may, within 15 days following receipt of the Sale Notice, give to the Company a written notice (a "Co-Sale Notice") indicating that it desires to participate in the proposed Sale. If any Other Stockholders have elected to participate in such Transfer, each such Other Stockholder will be entitled to sell in the proposed sale, at the same price and on the same terms and conditions, an amount of Stockholder Shares of the type proposed to be transferred equal to the product of (i) the quotient determined by dividing (x) the amount of such class of Stockholder Shares (considering all classes of Common Stock to be in the same class of Stockholder Shares) owned by such Other Stockholder by (y) the aggregate amount of such class of Stockholder Shares (considering all classes of Common Stock to be in the same class of Stockholder Shares) owned by all of the holders of Stockholder Shares participating in such proposed Sale, multiplied by
(ii) the amount of such class of Stockholder Shares (considering all classes of Common Stock to be in the same class of Stockholder Shares) to be sold in the contemplated Sale. For the purposes of this Section 5(a), the Stockholder Shares of an employee of the Company or any of its Subsidiaries shall be the Purchased Equity (as defined in the Executive Securities Agreements) only, if any, held by such individual pursuant his Executive Securities Agreement.

            (b) The Transferring Investor shall use commercially reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Other Stockholders who have elected to participate in any contemplated Sale, and the Transferring Investor shall not sell any of its Stockholder Shares if the prospective transferee(s) decline(s) to allow the participation of the Other Stockholders who have elected to participate. Each Stockholder transferring Stockholder Shares pursuant to this Section 5 shall pay its pro rata share (based on the number of Stockholder Shares to be sold) of the expenses incurred by the Stockholders in connection with such transfer and shall be obligated to join on the same pro rata basis in any indemnification or other obligations that the Transferring Investor agrees to provide in connection with such transfer.

            (c) Notwithstanding anything to the contrary in any other provision of this Agreement, the restrictions set forth in this Section 5 shall not apply to (i) any Transfer of Stockholder Shares by any Investor to or among its Affiliates, (ii) Transfers pursuant to Section 4(c) hereof or (iii) a Transfer pursuant to a Sale of the Company; provided that the restrictions contained in this Agreement will continue to be applicable to the Stockholder Shares after any Transfer pursuant to clause (i) and the transferee of such Stockholder Shares shall agree in writing to be bound by the provisions of this Agreement. Upon the Transfer of Stockholder Shares pursuant to clause (i) of the previous sentence, the transferees will deliver a written notice to the Company, which notice will disclose in reasonable detail the identity of such transferee.

            (d) The provisions of this Section 5 will terminate automatically and be of no further force and effect upon the first to occur of (i) the consummation of a Public Offering and (ii) the consummation of a Sale of the Company.

            6.    Sale of the Company.

            (a) Right to Seek Sale of the Company. Subject to Section 4(b)(v) of the Securities Purchase Agreement, the holders of a majority of the CHS Shares shall have the right to seek and approve a Sale of the Company (an "Approved Sale"). Prior to the consummation of

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any Approved Sale, the holders of a majority of the CHS Shares shall deliver written notice (a "Company Sale Notice") to the Company and each holder of Stockholder Shares setting forth the aggregate consideration to be paid and the other material terms of the Approved Sale.

            (b) Cooperation, Consent, Waiver. From and after the delivery of a Company Sale Notice, the Company and each holder of Stockholder Shares shall (i) cooperate in good faith to cause and effectuate the Approved Sale, (ii) take all necessary or desirable actions in connection with the consummation of the Approved Sale as reasonably requested by the Board or the holders of a majority of the CHS Shares and (iii) in its capacity as a holder of Stockholder Shares vote for, consent to and raise no objections against the Approved Sale. Without limiting the generality of the foregoing, subject to the terms set forth in this
Section 6, (i) each holder of Stockholder Shares hereby waives any dissenters rights, appraisal rights or similar rights arising in connection with an Approved Sale and (ii) if all or any portion of any Approved Sale is structured as a sale of securities, each holder of Stockholder Shares agrees to sell all (or such other portion as described in the Company Sale Notice) of its Stockholder Shares (and any other securities of the Company and any of its Subsidiaries) at the price and on the terms and conditions approved by the holders of a majority of the CHS Shares. Each Holder's obligation under this
Section 6 shall be subject to the condition that upon consummation of the Approved Sale, each holder of any class of Stockholder Shares shall receive the same form and amount of consideration per share as all other holders of such class, or if holders of such class of Stockholder Shares are given an option as to the form and amount of consideration to be received, all such holders shall be given the same option (provided that if any option is given to employees of the Company or any of its Subsidiaries as to the consideration to be received by such employee in an Approved Sale, including sale bonuses approved by the Board or an option to exchange shares of capital stock in the Company for ownership interests in the Person acquiring the Company, such option (a "Management Option") need not be given to the other holders of Stockholder Shares). Notwithstanding anything in this Agreement to the contrary, Teachers' obligation and waiver under this Section 6 shall be subject to the conditions that: (i) the Approved Sale involves a transaction in which either (A) all or substantially all (but in no event less than 90%) of (1) the CHS Shares and (2) the other Stockholder Shares (based on the value of such Stockholder Shares) are being sold (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's capital stock or otherwise) or (B) all or substantially all of the Company's assets on a consolidated basis are being sold and, except for any Management Option, the proceeds of such sale, which are actually received by the Company and not otherwise required for the payment of fees, expenses or contingent obligations in connection with such transaction, are distributed pro rata to the holders of Stockholder Shares (based on the number and type of Stockholder Shares held by each such holder) upon the closing thereof; and (ii) 75% or more of the consideration to be paid to Teachers in the Approved Sale consists of cash or Marketable Securities or a combination thereof; and (iii) the Teachers IRR is greater than 10% upon and after giving effect to such sale; and (iv) except for any Management Options, Teachers will receive the same rights and benefits (including, without limitation, consideration and any fees) on a pro rata basis and have no more obligations in respect of its Stockholder Shares being sold than any member of the CHS Group or any other Stockholder.

            (c) Purchaser Representative. If the Company or the holders of Stockholder Shares enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect

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to such negotiation or transaction (including a merger, consolidation or other reorganization), each holder of Stockholder Shares which is not an accredited investor (as that term is defined in Rule 501 or any similar rule then in effect ("Rule 501") promulgated by the Securities and Exchange Commission) will, at the request of the Board, appoint a purchaser representative (as such term is defined in Rule 501) designated by or reasonably acceptable to the Board. If any holder of Stockholder Shares appoints a purchaser representative designated by the Board, the Company will be responsible for the fees of the purchaser representative so appointed. If any holder of Stockholder Shares declines to appoint the purchaser representative designated by the Board, such holder will appoint another purchaser representative (reasonably acceptable to the Board) and such holder will be responsible for the fees of the purchaser representative so appointed.

            (d) Costs. All holders of Stockholder Shares shall bear their pro rata share (based upon the aggregate consideration received in such sale) of the costs of any sale of Stockholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Stockholder Shares and are not otherwise paid by the Company or the acquiring party. Costs incurred by the holders of Stockholder Shares on their own behalf shall not be considered costs of the transaction hereunder.

            (e) Termination. The provisions of this Section 6 will terminate automatically and be of no further force and effect upon the consummation of a Public Offering.

            7.    Preemptive Rights.

            (a) Except as set forth in subparagraph (c) below, the Company and its Subsidiaries will not issue, sell or otherwise transfer for consideration to any CHS Group member (an "Issuance"), at any time after the date hereof and prior to an initial Public Offering, any Common Stock, Preferred Stock or other class of Stockholder Shares or any class of capital stock of the Company's Subsidiaries unless, at least 15 days and not more than 60 days prior to such issuance, the Company notifies each other Stockholder in writing of the Issuance (including the price, the purchaser thereof and the other terms thereof) and grants to each other Stockholder, the right (the "Right") to subscribe for and concurrently purchase such Common Stock, Preferred Stock, any other class of Stockholder Shares or any class of capital stock of the Company's Subsidiaries which are issued to any CHS Group member (collectively, the "Preemptive Stock") in the same proportion as purchased by CHS Group member at the same price and on the same terms as issued in the Issuance such that, after giving effect to the Issuance and exercise of the Right, the percentage of the Preemptive Stock immediately following such issuance owned by such holder shall equal the percentage of the outstanding Stockholder Shares or any class of capital stock of the Company's Subsidiaries as was owned by such holder prior to the Issuance on a fully diluted basis (but excluding any Stockholder Shares or any class of capital stock of the Company's Subsidiaries which are not then fully vested and, in the case of options, warrants or other rights to acquire capital stock, immediately exercisable, convertible or exchangeable for Stockholder Shares or any class of capital stock of the Company's Subsidiaries issued in such Issuance), or such lesser amount designated by such holder. Any Issuance will be for fair market value as determined by the Board in good faith. If the CHS Group member that is purchasing Preemptive Stock is required generally to also purchase other securities of the Company, then such participating member in the Right shall also be required to purchase the same strip of securities (on the same terms and conditions) that such CHS Group member is required to purchase. The Right may be exercised by such holder at any time by written notice to the Company that is received by the Company within 10 days after receipt by such holder of the notice from the Company referred to above. The closing of the purchase and sale pursuant to the exercise of the Right shall occur at least 10 days after the Company receives notice of the exercise of the Right and concurrently with the closing of the Issuance.

            (b) For the purposes of Section 7(a), the Stockholder Shares or any class of capital stock of the Company's Subsidiaries of an employee of the Company or any of its Subsidiaries shall be the Purchased Equity (as defined in the Executive Securities Agreements) only, if any, held by such individual pursuant his Executive Securities Agreement.

            (c)   Notwithstanding the foregoing, the Right shall not apply to
(i) issuances of equity securities (or securities convertible into or exchangeable for, or options to purchase, such equity securities), pro rata to all holders of Stockholder Shares, as a dividend on, subdivision of or other distribution in respect of, the Stockholder Shares in accordance with the Company's certificate of incorporation or (ii) warrants issued in connection with any debt financing by the Company.

            (d) The provisions of this Section 7 will terminate upon the consummation of an initial Public Offering.

            8.    Additional Restrictions on Transfer.

            (a) Restricted Securities Legend. The Stockholder Shares have not been registered under the 1933 Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is then available. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the Transfer of any Stockholder Shares (if such securities remain Stockholder Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON MARCH 31, 2004 AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE STOCKHOLDERS AGREEMENT, DATED AS OF MARCH 31, 2004, AS AMENDED AND MODIFIED FROM TIME TO TIME, AMONG THE ISSUER OF THE SECURITIES (THE "COMPANY"), AND CERTAIN OTHER PERSONS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO

      THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

The Company shall imprint such legend on certificates evidencing Stockholder Shares. The legend set forth above shall be removed from the certificates evidencing any Stockholder Shares which cease to be Stockholder Shares in accordance with the definition thereof.

            (b) Opinion of Counsel. No holder of Stockholder Shares may sell, transfer or dispose any of its Stockholder Shares except pursuant to an effective registration statement under the 1933 Act, a Sale of the Company, pursuant to the terms of an Executive Securities Agreement between the Company and an executive of the Company, without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the 1933 Act and applicable state securities laws is required in connection with such transfer; provided, however, that no such opinion shall be required for a sale of Stockholder Shares pursuant to Rule 144 of the Securities and Exchange Commission or a Transfer by any Stockholder to an Affiliate of such Stockholder.

            9.    Definitions.

            "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or under common control with such Person.

            "Agreement" shall have the meaning set forth in the preface.

            "Approved Sale" shall have the meaning set forth in Section 6(a).

            "CHS" shall have the meaning set forth in the preface.

            "CHS Shares" means any Stockholder Shares issued to or held by any member of the CHS Group.

            "Class A Common Stock" means the Company's Class A Common Stock, par value $0.01 per share.

            "Class B Common Stock" means the Company's Class B Common Stock, par value $0.01 per share.

            "Class C Common Stock" means the Company's Class C Common Stock, par value $0.01 per share.

            "Common Stock" means the Class A Common Stock, the Class B Common Stock and the Class C Common Stock.

            "Company" shall have the meaning set forth in the preface.

            "Fair Market Value" of any debt or equity security of the Company or any other asset, right or security means:

            (i) the average of the closing prices of the sales of such security on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq Stock Market as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the Nasdaq Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day; or

            (ii) with respect to any security or other asset which is not listed on any securities exchange or quoted in the Nasdaq Stock Market or the over-the-counter market for the entire 21-day averaging period specified above, the fair value of such security or other asset determined jointly by the Company and Teachers in good faith. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities and jointly selected by the Company and Teachers. In the event that the Company and Teachers are unable to agree on an appraiser, the Company and Teachers shall each select an appraiser of recognized national standing and such two appraisers shall select a third appraiser to make the determination of fair market value. The determination of such appraiser shall be final and binding upon the parties. The fees, costs and expenses of the appraiser shall be allocated between the Company, on the one hand, and Teachers, on the other hand, in the same proportion that the amount by which such party's estimate of the Fair Market Value so submitted to the appraiser differs from the Fair Market Value (as finally determined by the appraiser) bears to the amount of the difference between such party's estimate of the Fair Market Value and the other party's estimate of the Fair Market Value.

            "Family Group" means (i) a Person's spouse and descendants (whether natural or adopted), (ii) any trust solely for the benefit of the Person and/or any of the Person's spouse and/or descendants and (iii) any entity wholly owned by the Person.

            "Holder" means each holder of Stockholder Shares.

            "Investment Company" means Hillman Investment Company, a Delaware corporation.

            "Investment Company Preferred Stock" means the Investment Company's Class A Preferred Stock, par value $0.01 per share.

            "Investment Company Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of the date hereof, among the Investment Company, the Investors and HarbourVest.

            "IRR Measurement Period" means the period beginning on the date hereof and ending on the date on which an Approved Sale is consummated (taking into account the transaction contemplated by the Approved Sale).

            "Marketable Securities" means securities which (a) are of a class listed on either a national securities exchange or the Nasdaq Stock Market, and
(b) (i) may be sold by the Holders immediately to the public without registration under the 1933 Act, (ii) have been registered for sale under the 1933 Act pursuant to an effective registration statement and may be immediately sold by the Holders to the public, or (iii) shall be registered for sale by the Holders under the 1933 Act within 120 days after consummation of an Approved Sale and may be immediately sold by the Holders to the public at such time and
(c) together with all other securities received by the Holders in such Approved Sale constitute less than the aggregate trading volume for securities of such class for the 30 trading days immediately preceding the date of the consummation of such Approved Sale.

            "1933 Act" means the Securities Act of 1933, as amended from time to time.

            "Original Cost" means with respect to any Investor or HarbourVest the sum of (i) the aggregate purchase price paid by such Investor or HarbourVest, as applicable, pursuant to the Securities Purchase Agreement and the Investment Company Securities Purchase Agreement for its shares of Common Stock, Preferred Stock and Investment Company Preferred Stock and (ii) all cash payments and investments and the Fair Market Value of all contributions-in-kind, made by such Investor or HarbourVest, as applicable, to and in the Company and the Investment Company and to others after the date hereof to acquire equity securities of the Company and the Investment Company (excluding any fees and expenses incurred by such Investor or HarbourVest, as applicable, in connection therewith).

            "Other Investor" and "Other Investors" shall have the meaning set forth in the preface.

            "Other Stockholders" shall have the meaning set forth in Section 5.

            "Permitted Transferees" shall have the meaning set forth in Section 4(b).

            "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

            "Preferred Stock" means the Company's Class A Preferred Stock, par value $0.01 per share.

            "Public Offering" means an underwritten public offering and sale, registered under the 1933 Act, of shares of the Company's Common Stock.

            "Public Sale" means any sale of Stockholder Shares to the public pursuant to an offering registered under the 1933 Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or any similar provision then in force) under the 1933 Act (other than Rule 144(k) prior to a Public Offering).

            "Sale" shall have the meaning set forth in Section 5.

            "Sale Notice" shall have the meaning set forth in Section 5.

            "Sale of the Company" means any transaction or series of transactions pursuant to which any Person(s) or a group of related Persons (other than the Investors and their Affiliates) in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach, event of noncompliance or other contingency) to elect a majority of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis; provided, that a Sale of the Company shall not include a Public Offering.

            "Stockholder" and "Stockholders" shall have the meaning set forth in the preface.

            "Stockholder Shares" means any of the following held by any Stockholder, any Permitted Transferee or any transferee in connection with any Transfer or issuance (other than pursuant to a Public Sale or a Sale of the Company or pursuant to Section 5): (i) any shares of Common Stock, Preferred Stock or other equity interests in the Company or any successor thereto, (ii) any warrants, options, or other rights to subscribe for or to acquire, directly or indirectly, Common Stock, Preferred Stock or other equity interests in the Company or any successor thereto, whether or not then exercisable or convertible, (iii) any interests, stock, notes, or other securities which are convertible into or exchangeable for, directly or indirectly, Common Stock, Preferred Stock or other equity interests in the Company or any successor thereto, whether or not then convertible or exchangeable, (iv) any Common Stock, Preferred Stock or other equity interests in the Company or any successor thereto issued or issuable upon the exercise, conversion, or exchange of any of the securities referred to in clauses (i) through (iii) above and (v) any securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) through (iv) above by way of dividend, distribution, split or combination or in connection with any recapitalization, merger, consolidation, or other reorganization. As to any particular securities constituting Stockholder Shares, such securities will cease to be Stockholder Shares when they have been transferred in a Public Sale or Sale of the Company or have been repurchased by the Company or any Subsidiary of the Company.

            "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of such Person or entity or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

            "Teachers Investment Inflows" means the sum of:

            (i) all cash payments received by Teachers during the applicable period with respect to the equity securities of the Company and the Investment Company held by Teachers, whether such payments are received from the Company, the Investment Company or any third party and whether such payments are received as dividends, proceeds with respect to sale or redemption of such securities, upon a liquidation of the Company or the Investment Company or otherwise, and including any transaction closing fees or other fees paid to Teachers by or on behalf of the Company or any of its Subsidiaries; and

            (ii) the Fair Market Value of any non-cash consideration (including any assets, rights (e.g., deferred installments, contingent payments) or securities) received by Teachers with respect to the equity securities of the Company and the Investment Company held by Teachers, whether such payments are received from the Company, the Investment Company or any third party and whether such payments are received as dividends, proceeds with respect to sale or redemption of such securities, upon a liquidation of the Company or the Investment Company or otherwise.

            "Teachers Investment Outflows" means the sum of all cash payments and investments and the Fair Market Value of all contributions-in-kind, made by Teachers to the Company and/or the Investment Company and to others to acquire equity securities of the Company and/or the Investment Company.

            "Teachers IRR" means the cumulative internal rate of return of Teachers (calculated as provided below), as of the applicable date of determination, where the internal rate of return for Teachers is the annually compounded rate of return which results in the following amount having a net present value equal to zero: (i) the amount of the Teachers Investment Inflows received during the IRR Measurement Period, minus (ii) the amount of the Teachers Investment Outflows made during the IRR Measurement Period. In determining the Teachers IRR, the following shall apply: (a) Teachers Investment Outflows shall be deemed to have been made on the last day of the month in which they are made (except for any such Teachers Investment Outflow made on the date hereof, which shall be deemed to have been made on the date hereof); (b) Teachers Investment Inflows shall be deemed to have been made on the last date of the month in which they are made; and (c) the rates of return shall be per annum rates and all amounts shall be calculated on an annually compounded basis, and on the basis of a 365-day year.

            10.   Transfers.

            (a) Transferees. The provisions of this Agreement shall continue to be applicable to the Stockholder Shares after any Transfer of such Stockholder Shares (other than pursuant to a Public Offering or an Approved Sale), and each transferee of such Stockholder Shares shall, as a condition to any such Transfer, agree in writing to be bound by the provisions of this Agreement affecting the Stockholder Shares so transferred.

            (b) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such securities for any purpose.

            11. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company, CHS and, for so long as Teachers and its Affiliates own Stockholder Shares and shares of Investment Company Preferred Stock with an aggregate Original Cost to Teachers of at least $25,000,000, Teachers; provided that, in the event an amendment, modification or waiver would treat a class or group of holders of Stockholder Shares in a manner materially and adversely differently from any other class or group of holders of Stockholder Shares, then such amendment, modification or waiver will also require the consent of the holder or the holders of a majority of the Stockholder Shares of such class or group so materially adversely affected thereby; provided, further, that no amendment or modification that by its terms expressly amends in an adverse manner (x) any right specifically granted to a particular Stockholder (or a particular group of Stockholders) hereunder or (y) any obligation of any Stockholder (or a particular group of Stockholders) (including without limitation by adding any new obligation) hereunder shall be effective without the prior written consent of such Stockholder(s); provided, further, that no amendment to Section 5 or 11 (to the extent it amends this proviso) hereof shall be effective without the prior written approval of HarbourVest; and provided, further, that no amendment to this Section 11 shall be made without the consent of Teachers. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. The parties hereto agree that the addition of new parties to this Agreement without any other modifications, amendments or waivers (including other executives of the Company who purchase securities of the Company and persons complying with Section 10 hereof) with the consent of CHS shall not constitute a modification, amendment or waiver of this Agreement.

            12. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            13. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

            14. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares; provided that the rights and obligations of the Stockholders under this Agreement may not be assigned except in connection with a permitted transfer of Stockholder Shares hereunder.

            15. Counterparts; Facsimile Signature. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. This Agreement may be executed by facsimile signature.

            16. Remedies. Each of the parties to this Agreement shall be entitled to enforce his, her or its rights under this Agreement specifically, to recover damages and costs caused by any breach of any provision of this Agreement and to exercise all other rights existing in his, her or its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in his, her or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

            17. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent via facsimile, mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Schedule of Stockholders attached hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party, except that e-mail notice shall be effective with respect to any notice under Section 2(a). Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

                  The Hillman Companies, Inc.
                  10590 Hamilton Avenue
                  Cincinnati, Ohio 45231
                  Attention: Chief Executive Officer

            with a copy (which will not constitute notice to the Company) to:

                  Code Hennessy & Simmons IV LP
                  10 South Wacker Drive, Suite 3175
                  Chicago, Illinois  60606
                  Attention: Peter M. Gotsch
                  and

                  Kirkland & Ellis LLP
                  200 East Randolph Drive
                  Chicago, IL 60601
                  Attention: Stephen L. Ritchie, P.C.

            18. Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

            19. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief-executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

            20. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            21. Effect of Merger on this Agreement. Effective upon the consummation of the Merger and without any action by HCI, Hillman, the Company or the Stockholders, the Company, as the surviving corporation in the Merger, shall assume all of HCI's obligations, and become entitled to all of HCI's rights, under this Agreement.

            22. MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER.

                                    * * * * *

            IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

COMPANY:                          THE HILLMAN COMPANIES, INC.

                                  By:  /s/ JAMES P. WATERS
                                       -----------------------------------------
                                  Its:
                                       -----------------------------------------

CHS GROUP:                        CODE HENNESSY & SIMMONS IV LP

                                  By:  CHS Management IV LP
                                  Its: General Partner

                                  By:  Code Hennessy & Simmons LLC
                                  Its: General Partner

                                  By: /s/ PETER M. GOTSCH
                                      -----------------------------------------
                                           Peter M. Gotsch
                                           Partner

                                  CHS ASSOCIATES IV LP

                                  By:  CHS Management IV LP
                                  Its: General Partner

                                  By:  Code Hennessy & Simmons LLC
                                  Its: General Partner

                                  By:  /s/ PETER M. GOTSCH
                                       -----------------------------------------
                                           Peter M. Gotsch
                                           Partner

                                  RANDOLPH STREET PARTNERS VI

                                  By:  /s/ STEPHEN L. RITCHIE
                                       -----------------------------------------
                                           STEPHEN L. RITCHIE
                                           Managing Partner

                                       /s/ PAIGE WALSH
                                       -----------------------------------------
                                           Paige Walsh


     [Signature Page to The Hillman Companies, Inc. Stockholders Agreement]

TEACHERS:                         ONTARIO TEACHERS' PENSION PLAN BOARD

                                  By:  /s/ J. MARK MACDONALD
                                       -----------------------------------------
                                  Its:
                                       -----------------------------------------
                                  HARBOURVEST PARTNERS VI - DIRECT FUND, L.P.

HARBOURVEST:                      By:  HarbourVest VI - Direct Associates LLC
                                  Its: General Partner

                                  By:  HarbourVest Partners, LLC
                                  Its: Managing Member

                                  By:  /s/ WILLIAM A. JOHNSTON
                                       -----------------------
     [Signature Page to The Hillman Companies, Inc. Stockholders Agreement]

                                  /s/ MAX W. HILLMAN JR.
EXECUTIVES:                       ----------------------------------------------
                                  Max W. Hillman Jr.

                                  /s/ RICHARD P. HILLMAN
                                  ----------------------------------------------
                                  Richard P. Hillman

                                  /s/ JAMES P. WATERS
                                  ----------------------------------------------
                                  James P. Waters

                                  /s/ DENNIS BLAKE
                                  ----------------------------------------------
                                  Dennis Blake

                                  /s/ GARY SEEDS
                                  ----------------------------------------------
                                  Gary Seeds

                                  /s/ KEN FOSKEY
                                  ----------------------------------------------
                                  Ken Foskey

                                  /s/  TERRY ROWE
                                  ----------------------------------------------
                                  Terry Rowe

                                  /s/ GEORGE HEREDIA
                                  ----------------------------------------------
                                  George Heredia

                                  /s/  RICK BULLER
                                  ----------------------------------------------
                                  Rick Buller

                                  /s/ JOHN MARSHALL
                                  ----------------------------------------------
                                  John Marshall

     [Signature Page to The Hillman Companies, Inc. Stockholders Agreement]